Exhibit 23.1

MORGENSTERN,SVOBODA & BAER, CPA’s,

CERTIFIED PUBLIC ACCOUNTANTS

40 Exchange Place, Suite 1820

New York, NY 10005

TEL: (212) 925-9490

FAX: (212) 226-9134

E-MAIL: MSBCPAS@gmail.COM

The Board of Directors

China Qinba Pharmaceuticals Co., Ltd.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 for China Qinba Pharmaceuticals, Inc. of our report dated May 28, 2009, relating to the financial statements of China Qinba Pharmaceuticals Co., Ltd. as of December 31, 2008, 2007  and March 31, 2009,  and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008 and for three months ended March 31, 2009, which appears in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Respectfully submitted,

/s/ Morgenstern, Svoboda & Baer, CPA’s, P.C.

New York, N.Y.

July 31, 2009